UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ArcBest Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ArcBest Corporation

8401 McClure Drive

Fort Smith, Arkansas 72916

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2020

The following Notice of Change of Location and Format relates to the proxy statement (the “Proxy Statement”) of ArcBest Corporation (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2020. This Proxy Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location and format of the Annual Meeting and is first being sent to stockholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location and Format of

Annual Meeting of Stockholders

ArcBest Corporation

To Be Held on May 1, 2020

To the Stockholders of ArcBest Corporation:

Taking into consideration the emerging public health impact of the coronavirus outbreak (COVID-19) and the increasingly severe protocols that federal, state and local governments have imposed, and to support the health and wellbeing of the employees, directors, partners and stockholders of ArcBest Corporation (the “Company,” “we,” or “us”), the Board of Directors has authorized a change to the location and format of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting format. The Annual Meeting will only be accessible online; there will be no physical meeting. The meeting remains scheduled for May 1, 2020 at 8:00 a.m. CDT. We expect to resume in-person or hybrid annual meetings beginning with our 2021 annual meeting of stockholders.

The virtual Annual Meeting will provide stockholders with rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide stockholders with an opportunity to hear all portions of the official meeting as conducted by the Chairman of the Board and the Corporate Secretary, submit written questions and comments during the Annual Meeting, and vote online during the open poll portion of the meeting.

As described in the previously distributed proxy materials for the Annual Meeting, only stockholders of record at the close of business on March 2, 2020 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. To attend the Annual Meeting, visit https://web.lumiagm.com/285602787.

Stockholders of Record. If you are a stockholder of record or an appointed proxyholder of a stockholder of record, follow the instructions on the meeting website and enter the 11-digit control number found on your proxy card or voting instruction form you previously received, along with the meeting password, ARCBEST2020 (case sensitive).  You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Beneficial Holder. If you are a beneficial holder, meaning you hold your shares through a broker, bank or other nominee, you must contact the broker, bank or other nominee that holds your shares to request (i) an access code and meeting code and (ii) if you would like to vote during the Annual Meeting, a legal proxy giving you the right to vote your shares.  To access the Annual Meeting, visit the link provided above, have your access code and meeting code available, and follow the instructions.  You may only vote during the Annual Meeting by emailing a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com.

Other guests may also virtually attend the Annual Meeting by selecting “General Access” on the meeting website, but only stockholders at the close of business on March 2, 2020 who follow the instructions set forth above will be entitled to ask questions and vote during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

Stockholders may contact Linda Chounelamany, Manager - Corporate Services, at lchounelamany@arcb.com during the Annual Meeting to inspect the list of stockholders.

Help and technical support for accessing and participating in the Annual Meeting is available before and during the Annual Meeting by calling 1-800-468-9716.

By Order of the Board of Directors, April 13, 2020.

Judy R. McReynolds

Chairman of the Board , President and Chief Executive Officer

The Annual Meeting on May 1, 2020 at 8:00 a.m. CDT is available at https://web.lumiagm.com/285602787. The proxy statement and 2019 Annual Report are available at https://arcb.com/investor-relations. Requests for copies should be addressed to: David Humphrey, Vice President — Investor Relations, ArcBest Corporation, at the address or telephone number set forth below.

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000